Exhibit 10.2

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Ascribe III Investments LLC pursuant to or in connection with this Second Lien Security Agreement or any Collateral Document, and the exercise of any right or remedy by Ascribe III Investments LLC hereunder or thereunder in respect of the Collateral (as defined herein) are subject to the provisions of that certain Intercreditor Agreement dated as of October 15, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), between Bank of America, N.A., as the First Lien Representative and Ascribe III Investments LLC, as the Second Lien Representative, and acknowledged by the Loan Parties (as defined herein). In the event of any conflict between the terms of the Intercreditor Agreement and this agreement or any Collateral Document, the terms of the Intercreditor Agreement shall control.

SECOND LIEN SECURITY AGREEMENT

Dated as of October 15, 2020

among

BASIC ENERGY SERVICES, INC.

and the other Debtors parties hereto

in favor of

ASCRIBE III INVESTMENTS LLC
as Secured Party

Exhibit 10.2

SECTION 1. DEFINITIONS		1
SECTION 2. GRANT OF SECURITY INTEREST		3
2.1	Grant of Security Interest	3
2.2	Avoidance Limitation	4
2.3	Debtors Remain Liable	4
SECTION 3. REPRESENTATIONS AND WARRANTIES		4
3.1	Title; No Other Liens	4
3.2	Perfected Liens	5
3.3	Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office	5
3.4	Certain Collateral	5
3.5	Chattel Paper and Instruments	5
3.6	Receivables	5
3.7	Bank Accounts	5
SECTION 4. COVENANTS AND AGREEMENTS		5
4.1	Covenants in Note	6
4.2	Maintenance of Insurance	6
4.3	Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney	6
4.4	Changes in Name, etc	7
4.5	Delivery of Instruments, Chattel Paper, and Documents	7
4.6	Deposit Accounts, Securities Accounts, and Commodity Accounts	7
4.7	Modifications of Receivables, Chattel Paper, Instruments and Payment Intangibles	8
4.8	Actions With Respect to Certain Collateral	8
SECTION 5. LIMITATION ON PERFECTION OF SECURITY INTEREST		9
5.1	Chattel Paper and Instruments	9
5.2	Documents	9
5.3	Letter-of-Credit Rights	9
SECTION 6. REMEDIAL PROVISIONS		9
6.1	General Interim Remedies	9
6.2	Receivables, Chattel Paper, Instruments and Payment Intangibles	10
6.3	Contracts	10
6.4	Foreclosure	10
6.5	Application of Proceeds	11
6.6	Waiver of Certain Rights	11
6.7	Remedies Cumulative	11
6.8	Reinstatement	11
SECTION 7. MISCELLANEOUS		11
7.1	Amendments	11
7.2	Notices	11
7.3	No Waiver by Course of Conduct; Cumulative Remedies; No Duty	11
7.4	Enforcement Expenses; Indemnification	12
7.5	Successors and Assigns	12
7.6	[Reserved]	12
7.7	Counterparts	12
ii

Exhibit 10.2

7.8	Severability	12
7.9	Section Headings	12
7.10	Integration	12
7.11	GOVERNING LAW ETC	12
7.12	Additional Debtors	13
7.13	Termination; Releases	13

SCHEDULES
Schedule 3.3	— Organization Information
Schedule 3.4	— Certain Collateral
Schedule 3.5	— Instruments
Schedule 3.7	— Bank Accounts

ANNEX
Annex I	— Security Agreement Supplement

iii

Exhibit 10.2
SECOND LIEN SECURITY AGREEMENT
This SECOND LIEN SECURITY AGREEMENT dated as of October 15, 2020 (this “Agreement”), by and among BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the undersigned subsidiaries of the Borrower (the Borrower and such undersigned subsidiaries collectively being the “Debtors” and individually being a “Debtor”), and ASCRIBE III INVESTMENTS LLC, a Delaware limited liability company, as secured party (in such capacity, the “Secured Party”).
INTRODUCTION
Reference is made to that certain Second Lien Delayed Draw Promissory Note dated as of October 15, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note”), by and among the Debtors and the Secured Party, pursuant to which the Debtors (other than the Borrower) have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Note and the other Loan Documents.
The Debtors share an identity of interest as members of a combined group of companies and will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Note. Therefore, in consideration of the credit expected to be received in connection with the Note, the Debtors jointly and severally agree with the Secured Party as follows:
SECTION 1.
DEFINITIONS
1.1    Terms defined above and elsewhere in this Agreement shall have their specified meanings. Capitalized terms used herein but not defined herein or in the UCC shall have the meanings specified by the Note. All capitalized terms used herein and defined in the UCC (unless otherwise defined herein) shall have the same definitions herein as specified therein.
1.2    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Debtor, shall refer to such Debtor’s Collateral or the relevant part thereof.
1.3    The following terms shall have the following meanings:
“ABL Cash Collateral Account” means the deposit account established with the ABL Agent entitled “Basic Energy Services, L.P. FBO Bank of America, N.A., as Collateral Pledgee Cash Collateral Account”, Account # 488061556131.
“Collateral” has the meaning specified in Section 2.1.
“Contracts” means all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) with any customer of any Debtor to which any Debtor now is, or hereafter will be, bound or a party, beneficiary or assignee thereof or thereto, in any event, including all contracts, undertakings, or agreements in or under which any Debtor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Receivable.
“Control Agreement” means any account control agreement entered into pursuant to Section 4.6 of this Agreement.
“Deposit Accounts” means all “deposit accounts” (as defined in the UCC) now or hereafter held in the name of any Debtor, other than any Excluded Account.
“Discharge of First Lien Obligations” has the meaning given to such term in the Intercreditor Agreement.
“Event of Default” means any “Event of Default” under the Note.
“Excluded Accounts” means, collectively, (a) Senior Notes Collateral Accounts, (b) Deposit Accounts exclusively used for payroll, payroll taxes or employee benefits, (c) Deposit Accounts that have a balance of less than $250,000 at all times; provided that the aggregate balance of all such Deposit Accounts described under this clause (c) shall not exceed $2,000,000 in the aggregate at any time, and (d) the ABL Cash Collateral Account.
“Excluded Property” means any of the following property or assets of any Debtor:
(a)    General Intangibles and Contracts which by their respective express terms prohibit the grant of a security interest, except to the extent such prohibition is ineffective under the UCC;

Exhibit 10.2
(b)    permits and licenses to the extent the grant of a security interest therein is prohibited under applicable Law or regulation or by their express terms, except to the extent such prohibition is ineffective under the UCC;
(c)    Equity Interests in any Subsidiary of the Borrower;
(d)    any Senior Notes Collateral Account and all funds on deposit therein constituting the identifiable Proceeds of Senior Notes Collateral;
(e)    any other Senior Notes Collateral; and
    (f)     the ABL Cash Collateral Account and all funds on deposit therein.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of October 15, 2020, by and between the ABL Agent, as first lien representative, and Secured Party, as second lien representative, and acknowledged by the Borrower and the Guarantors, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Inventory” means all of each Debtor's present and future inventory, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Debtor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Debtor's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies, and embedded software. "Inventory" shall also include inventory in joint production with another person, inventory in which any Debtor has an interest as consignor, and inventory that is returned to or stopped in transit by any Debtor, and all combinations and products thereof.
“Investment Property” means, other than any shares or Equity Interests constituting Excluded Property, all investment property now owned or hereafter acquired by any Debtor, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Debtor, including the rights of any Debtor to any Securities Account and the financial assets held by a securities intermediary in such Securities Account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all Securities Accounts of any Debtor; (d) all commodity contracts of any Debtor; and (e) all Commodity Accounts held by any Debtor.
“Payment Item” means each check, draft or other item of payment payable to a Debtor, including those constituting proceeds of any Collateral.
“Permitted Liens” means any Liens permitted by Section 7.01 of the ABL Credit Agreement.
“Permitted Prior Liens” means the following: (i) with respect to all Collateral, Liens permitted by clause (a) of Section 7.01 of the ABL Credit Agreement, (ii) with respect to Accounts, Instruments and Deposit Accounts, Liens permitted by clauses (c) and (h) of Section 7.01 of the ABL Credit Agreement and, solely with respect to applicable Deposit Accounts, Liens permitted by clause (f) of Section 7.01 of the ABL Credit Agreement, and (iii) with respect to all other property, Permitted Liens.
“Proceeds” means all of each Debtor’s present and future (a) proceeds of the Collateral, whether arising from the collection, sale, lease, exchange, assignment, licensing, or other disposition of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of governmental authority), (c) claims against third parties for impairment, loss, damage, or impairment of the value of such property, and (d) any and all proceeds of, and all claims for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, including any credit insurance with respect to Receivables, in each case whether represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.
“Receivables” means all of each Debtor’s present and future Accounts, Accounts from Governmental Authorities and Payment Intangibles, including those arising from the provision of services, sale of Inventory, or renting of equipment to the customers of any Debtor, and rights to payment under all Contracts, income tax refunds, and other rights to the payment of money, together with all of the right, title and interest of any of the Debtors in and to (a) all security pledged, assigned, hypothecated or granted to

Exhibit 10.2
or held by any of the Debtors to secure the foregoing, (b) all of any of the Debtors’ right, title and interest in and to any goods or services, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney granted to any of the Debtors for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all credit information, reports and memoranda relating thereto, and (f) all other writings related in any way to the foregoing.
“Records” means all of each Debtor’s present and future books, accounting records, files, computer files, computer programs, correspondence, credit files, records, ledger cards, invoices, and other records primarily related to any other items of Collateral, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any of the Debtors or any computer bureau from time to time acting for any of the Debtors.
“Secured Obligations” means (a) all principal, interest, premium, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower under the Note, this Agreement, and the other Loan Documents; (b) all amounts now or hereafter owed by the other Debtors under the Note, this Agreement, and the other Loan Documents; and (c) any increases, extensions, renewals, replacements, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations, in each case, whether direct or indirect, absolute or contingent.
“Secured Party” has the meaning set forth in the preamble.
“Securities Accounts” means all securities accounts (as defined in the UCC) now or hereafter held in the name of any Debtor.
“Senior Notes Collateral” means the “Collateral” as defined in that certain Security Agreement dated as of October 2, 2018, among the Debtors and UMB Bank, N.A., in its capacity as collateral agent, and includes all of each Debtor’s present or future owned or leased fixtures and equipment wherever located, including drilling platforms and rigs and remotely operated vehicles, trenchers, and other equipment used by any Debtor for the provision of construction services, well operations services, oil and gas production services, contract drilling services, fluid services or other services, trucks, vehicles, motor vehicles, rolling stock, vessels, aircraft, tanks, well service units and equipment, fracturing test tanks, pumping equipment, fluid services equipment, disposal facilities and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment).
“Specified Collateral” means all General Intangibles (excluding trademarks, trade names and other intellectual property), Investment Property, Instruments, Documents, Letter-of-Credit Rights, Commercial Tort Claims and Supporting Obligations, in each case pertaining to the property described in clause (a) of Section 2.1.
“State of Organization” means the jurisdiction of organization of each of the Debtors as listed on Schedule 3.3.
“Supporting Obligations” means all supporting obligations, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, or Instruments.
“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute.
SECTION 2.
GRANT OF SECURITY INTEREST
2.1    Grant of Security Interest. Each Debtor hereby grants to the Secured Party a security interest in all of such Debtor’s right, title, and interest in and to the following property, in each case whether now owned or existing or hereafter acquired or arising (the “Collateral”), to secure the payment and performance of the Secured Obligations:
(a)    all Receivables (including unbilled accounts but excluding Accounts arising solely from the sale, assignment or other disposition of Senior Notes Collateral), Contracts, Chattel Paper and Inventory;
(b)    all Specified Collateral;

Exhibit 10.2
(c)    all Deposit Accounts (other than Excluded Accounts) with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);
(d)    all Securities Accounts (other than Securities Accounts that contain only the identifiable Proceeds of the Senior Notes Collateral) with any securities intermediary (including any and all Investment Property and all funds or other property held therein or credited thereto);
(e)    all Commodity Accounts (other than Commodity Accounts that contain only the identifiable Proceeds of the Senior Notes Collateral) with any commodities intermediary (including any and all commodity contracts and all funds and other property held therein or credited thereto);
(f)    all Records relating to the foregoing and all accessions to, substitutions for and replacements of the foregoing, together with all customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; and
(g)    to the extent not otherwise included, all Proceeds (including without limitation, all business interruption insurance and other insurance proceeds related to the above), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding anything to the contrary contained herein or in any other Loan Document, this Agreement shall not constitute nor evidence a grant of a security interest, collateral assignment or any other type of Lien in Excluded Property; provided further, that the Proceeds of Excluded Property shall not constitute Excluded Property solely by virtue of being Proceeds thereof but only to the extent that such Proceeds otherwise independently constitute Excluded Property hereunder.
To the extent that the Collateral is not subject to the UCC, each Debtor collaterally assigns all of such Debtor’s right, title, and interest in and to such Collateral to the Secured Party to secure the payment and performance of the Secured Obligations to the full extent that such a collateral assignment is possible under the relevant law.
2.2    Avoidance Limitation. Notwithstanding Section 2.1 above, the amount of any Debtor’s Secured Obligations that are secured by its rights in Collateral subject to a Lien in favor of the Secured Party hereunder or under any other Loan Document shall be limited to the extent, if any, required so that the Liens it has granted under this Agreement shall not be subject to avoidance under Section 548 of the Bankruptcy Code of the United States or to being set aside or annulled under any applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Debtor’s Secured Obligations that are subject to the Lien on such Debtor’s Collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Debtor may have under the Note, any other agreement, or applicable Law shall be taken into account.
2.3    Debtors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under the Contracts included in the Collateral to the extent set forth therein to perform such Debtor’s obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Secured Party of any rights hereunder shall not release any Debtor from any obligations under the Contracts included in the Collateral; and (c) the Secured Party shall not have any obligation under the Contracts included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform or fulfill any of the obligations of any Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment any Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.
SECTION 3.
REPRESENTATIONS AND WARRANTIES
To induce the Secured Party to make Loans to the Borrower under the Note, each Debtor hereby represents and warrants to the Secured Party, that:
3.1    Title; No Other Liens. Except for the security interests granted to the Secured Party pursuant to this Agreement and the other Permitted Liens, such Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such (a) as

Exhibit 10.2
have been filed in favor of the Secured Party, pursuant to this Agreement, and (b) as have been filed in respect of other Permitted Liens.
3.2    Perfected Liens. Subject to Section 5, the security interests granted pursuant to this Agreement (a) based upon the filing of a financing statement with respect to each Debtor describing the Collateral in the office located in the jurisdiction listed on Schedule 3.3 opposite such Debtor, and the taking of all applicable actions in respect of perfection contemplated by Sections 4.5, 4.6, and 4.8 in respect of Collateral, will constitute valid perfected security interests in all of the Collateral subject to Article 9 of the UCC in favor of the Secured Party, as collateral security for such Debtor’s Obligations, enforceable in accordance with the terms hereof and the UCC against all creditors of such Debtor and any Persons purporting to purchase any Collateral from such Debtor and (b) are prior to all other Liens on the Collateral except for Permitted Prior Liens (and subject to the limitations on perfection and method of perfection provided in Section 5).
3.3    Debtor’s Legal Name; Jurisdiction of Organization; Chief Executive Office. On the date of this Agreement, each Debtor’s exact legal name is set forth on the signature page hereof, and from and after an amendment or modification thereto, on a written notification delivered to the Secured Party pursuant to Section 4.4. On the date hereof, such Debtor’s jurisdiction of organization, type of organization, identification number from the jurisdiction of organization (if any), and the location of such Debtor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.3.
3.4    Certain Collateral.
    (a)    None of the Collateral constitutes, or is the Proceeds of, farm products, and none of the Collateral has been purchased for, or will be used by any Debtor primarily for, personal, family or household purposes.
    (b)    Except as set forth on Schedule 3.4 or otherwise notified to the Secured Party pursuant to Section 4.8:
(i)    none of the Account Debtors or other persons obligated on any of the Collateral of such Debtor is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral of the type described in Section 4.8(a); and
(ii)    such Debtor holds no Commercial Tort Claims.
3.5    Chattel Paper and Instruments. Each of the Instruments and Chattel Paper pledged by such Debtor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general principles of equity. Schedule 3.5 lists all of the Instruments issued to or held by each Debtor as of the date hereof.
3.6    Receivables.
(a)    No amount payable to such Debtor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the ABL Agent or the Secured Party to the extent required by Section 5.
(b)    The amounts represented by such Debtor to the Secured Party from time to time as owing to such Debtor in respect of the Receivables will at such times be accurate in all material respects.
3.7    Bank Accounts. Schedule 3.7 lists all Deposit Accounts, Securities Accounts, Commodities Accounts and other bank accounts maintained by or for the benefit of any Debtor as of the date hereof with any bank or financial institution together with a general description of the purpose of such account (e.g., collections, operating, payroll, etc.).
SECTION 4.
COVENANTS AND AGREEMENTS
Each Debtor covenants and agrees with the Secured Party that, from and after the date of this Agreement until this Agreement terminates in accordance with Section 7.13(a):

Exhibit 10.2
4.1    Covenants in Note. Such Debtor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Debtor or any of its Subsidiaries.
4.2    Maintenance of Insurance. Such Debtor will comply with the provisions of the Note governing the maintenance of insurance for any of its assets constituting Collateral.
4.3    Maintenance of Perfected Security Interest; Further Documentation; Filing Authorization; Further Assurances; Power of Attorney.
(a)    Such Debtor shall maintain the security interest created by this Agreement as a perfected security interest prior to all other Liens other than Permitted Prior Liens (and subject to the limitations on perfection and method of perfection provided in Section 5) and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)    Such Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the assets and property of such Debtor and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.
(c)    Subject in each case to Section 5, each Debtor further agrees to take any other action reasonably requested by the Secured Party to ensure the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Debtor’s signature thereon is required therefor; (ii) complying with any provision of any statute, regulation or treaty of the United States or any other country as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Secured Party to enforce, the security interest in such Collateral; and (iii) taking all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction; provided that so long as the Discharge of the First Lien Obligations has not occurred, no Debtor shall be required to execute or deliver any Control Agreement in favor of the Secured Party.
(d)    Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any jurisdiction in which the UCC has been adopted any initial financing statements and amendments thereto that describe the Collateral in a manner generally consistent with Section 2.1 and contain any other information required by the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment. Each Debtor agrees to furnish any such information to the Secured Party promptly upon request. Each Debtor also ratifies its authorization for the Secured Party to have filed in any UCC jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof and in respect of this Agreement.
(e)    During the existence of an Event of Default,
(i)    at Secured Party’s request, each Debtor shall take any actions reasonably requested by Secured Party with respect to such Event of Default, including diligently endeavoring to cure any material defect existing or claimed with respect to any Collateral, and taking all reasonably necessary and desirable steps for the defense of any legal proceedings affecting any Collateral, including the employment of counsel, the prosecution or defense of litigation, and the release or discharge of all adverse claims;
(ii)    subject to the Intercreditor Agreement, Secured Party, whether or not named as a party to any legal proceedings, is authorized to take any additional steps as Secured Party deems necessary or desirable for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the liens, security interests, and assignments created hereunder, including the employment of independent counsel, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Collateral and the payment or removal of prior liens or security interests, and the reasonable expenses of Secured Party in taking such action shall be paid by the Debtors; and
(iii)    each Debtor agrees that, if such Debtor fails to perform under this Agreement or any other Loan Document, after the Discharge of First Lien Obligations has occurred, Secured Party may, but shall not be obligated to, perform such Debtor’s obligations under this Agreement

Exhibit 10.2
or such other Loan Document, and any reasonable expenses incurred by Secured Party in performing such Debtor’s obligations shall be paid by such Debtor. Any such performance by Secured Party may be made by Secured Party in reasonable reliance on any statement, invoice, or claim, without inquiry into the validity or accuracy thereof. The amount and nature of any expense of Secured Party hereunder shall be conclusively established by a certificate of any officer of Secured Party absent manifest error.
(f)    Subject to the Intercreditor Agreement, each Debtor hereby irrevocably constitutes and appoints the Secured Party (and all Persons designated by the Secured Party) as such Debtor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this clause (f). After the Discharge of the First Lien Obligations has occurred, the Secured Party, or the Secured Party’s designee, may, without notice and in either its or a Debtor’s name, but at the cost and expense of Debtors
(i)    Endorse a Debtor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into the Secured Party’s possession or control.
(ii)    During the existence of an Event of Default, (A) notify any Account Debtors of the assignment of their Receivables, demand and enforce payment of Receivables by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Receivables; (B) settle, adjust, modify, compromise, discharge or release any Receivables or other Collateral, or any legal proceedings brought to collect Receivables or Collateral; (C) sell or assign any Receivables and other Collateral upon such terms, for such amounts and at such times as the Secured Party deems advisable; (D) collect, liquidate and receive balances in Deposit Accounts, Securities Accounts or Commodity Accounts, and take control, in any manner, of proceeds of Collateral; (E) prepare, file and sign a Debtor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (F) receive, open and dispose of mail addressed to a Debtor; (G) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Receivables, Inventory or other Collateral; (H) use a Debtor’s stationery and sign its name to verifications of Receivables and notices to Account Debtors;(I) use information contained in any data processing, electronic or information systems relating to Collateral; (J) make and adjust claims under insurance policies; (K) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Debtor is a beneficiary; and (L) take all other actions as the Secured Party deems appropriate to fulfill any Debtor’s obligations under the Loan Documents.
4.4    Changes in Name, etc. Such Debtor will not, except upon 10 days’ prior written notice to the Secured Party (or such shorter period as may be agreed to by the Secured Party in its sole discretion) and the taking of all actions and the execution of all documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its type of organization, jurisdiction of organization or other legal structure from that referred to in Section 3.3, (ii) change its organizational number if it has one, or (iii) change its name.
4.5    Delivery of Instruments, Chattel Paper, and Documents. If any amount payable under or in connection with any of the Collateral is or becomes evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall, to the extent required by Section 5, be immediately delivered to the ABL Agent prior to the Discharge of First Lien Obligations and thereafter to the Secured Party, duly indorsed in a manner reasonably satisfactory to the ABL Agent or the Secured Party, as applicable, to be held as Collateral pursuant to this Agreement. If any goods are or become covered by a negotiable Document, such Document shall, to the extent required by Section 5, be immediately delivered to the Secured Party to be held as Collateral pursuant to this Agreement; provided that prior to the Discharge of First Lien Obligations, delivery to ABL Agent shall constitute delivery to Secured Party hereunder.
4.6    Deposit Accounts, Securities Accounts, and Commodity Accounts.
(a)    For each Deposit Account, Securities Account or Commodity Account listed on Schedule 3.7 (other than an Excluded Account), the Debtor maintaining such Deposit Account, Securities Account or Commodity Account will take all actions necessary to enable the Secured Party to obtain and/or maintain “control” (within the meaning of Section 9-104 of the UCC) with respect thereto, including, prior to the Discharge of the First Lien Obligations, solely through the execution of Control Agreements in favor of the ABL Agent acting as the Secured Party’s bailee or agent for perfection pursuant to the

Exhibit 10.2
Intercreditor Agreement. No Debtor shall cause or permit any Excluded Account to cease to constitute an “Excluded Account” (other than as a result of the closing of such Excluded Account) unless and until such Deposit Account, Securities Account or Commodity Account is subject to the ABL Agent’s or Secured Party’s, as applicable, “control” (within the meaning of Section 9-104 of the UCC), including by the Debtor executing Control Agreements in favor of the ABL Agent acting as the Secured Party’s bailee or agent for perfection pursuant to the Intercreditor Agreement.
(b)    For each Deposit Account, Securities Account or Commodity Account created by a Debtor after the date hereof, the Debtor creating and maintaining such Deposit Account shall provide 10 days written notice (or such lesser period as the Secured Party may agree) to the Secured Party prior to the creation of such Deposit Account, Securities Account or Commodity Account and, if at the time of its creation, such Deposit Account, Securities Account or Commodity Account does not or is not intended to constitute an Excluded Account, take all actions necessary and any actions reasonably requested by the Secured Party to enable the Secured Party to obtain “control” (within the meaning of Section 9-104 of the UCC) with respect thereto, including, prior to the Discharge of the First Lien Obligations, solely through the execution of Control Agreements in favor of the ABL Agent acting as the Secured Party’s bailee or agent for perfection pursuant to the Intercreditor Agreement, in each case prior to the transfer of funds into such Deposit Account, Securities Account or Commodity Account.
(c)    Notwithstanding anything to the contrary contained in Section 12 of the Note, any failure to comply with the requirements of clauses (a) or (b) of this Section 4.6 shall constitute an immediate Event of Default under the Note and shall not be subject to any grace period.
4.7    Modifications of Receivables, Chattel Paper, Instruments and Payment Intangibles; Administration of Receivables.
(a)    No Debtor will, without the Secured Party’s prior written consent (which consent shall not be unreasonably withheld or delayed): (i) compromise or grant any extension of the time of payment of any of the Collateral consisting of Receivables, Chattel Paper, Instruments or Payment Intangibles, (ii) settle the same for less than the full amount thereof, (iii) release, wholly or partly, any obligor liable for the payment thereof or (iv) allow any credit or discount whatsoever thereon; provided, that so long as no Event of Default has occurred and is continuing, this Section 4.7 shall not restrict any extensions, credits, discounts, compromises or settlements granted or made by any Debtor in the ordinary course of such Debtor’s business and consistent with such prudent practices used in industries that are the same as or similar to those in which such Debtor is engaged; provided further, that, during the existence of an Event of Default, the Secured Party’s prior written consent to any of the actions described in clauses (i) through (iv) of this Section 4.7 shall only be required after the Discharge of First Lien Obligations has occurred.
(b)    Each Debtor shall keep accurate and complete records of all Accounts, including all payments and collections thereon.
(c)    After the Discharge of First Lien Obligations, if an Account of a Debtor includes a charge for any Taxes, the Secured Party is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Debtor and, if not collected from the relevant Account Debtor, to charge Debtor therefor; provided, however, that the Secured Party shall not be liable for any Taxes that may be due from the Debtor or with respect to any Collateral.
(d)    Whether or not a Default or Event of Default exists, the Secured Party shall have the right at any time, in the name of the Secured Party, any designee of the Secured Party or any Debtor, to verify the validity, amount or any other matter relating to any Receivable of the Debtors by mail, telephone or otherwise. The Debtors shall cooperate fully with the Secured Party in an effort to facilitate and promptly conclude any such verification process.
4.8    Actions With Respect to Certain Collateral.
(a)    If any of the Account Debtors or other Persons obligated on any of the Receivables, Chattel Paper, Instruments or Payment Intangibles with a value in excess of $500,000, or on any Contract with a value in excess of $500,000 in any twelve month period, is or becomes a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral, Debtor shall promptly (i) notify the Secured Party in a writing signed by such Debtor that such Account Debtor or other Person obligated on such Collateral is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule and (ii)

Exhibit 10.2
subject to the Intercreditor Agreement, take all actions reasonably required by the Secured Party to ensure the attachment, perfection or priority of, or the ability of the Secured Party to enforce, the security interest in such Collateral.
(b)    If any Debtor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $500,000, such Debtor shall promptly notify the Secured Party in a writing signed by such Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party. Notwithstanding the foregoing, any such security interest in Commercial Tort Claims shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Secured Party has demanded the attachment of such security interest thereto), not be required to attach to the extent the value of any such Commercial Tort Claim does not exceed $500,000.
SECTION 5.
LIMITATION ON PERFECTION OF SECURITY INTEREST
5.1    Chattel Paper and Instruments. The perfection of the security interest granted in Section 2 above in, respectively, Chattel Paper (whether tangible or electronic) and Instruments will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless, after the Discharge of First Lien Obligations, the Secured Party has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable UCC so long as (a) with respect to all Chattel Paper and Instruments, the aggregate face amount of all such Chattel Paper and Instruments does not exceed $500,000 and (b) with respect to any individual Chattel Paper or Instrument, the face amount thereof does not exceed $500,000. Notwithstanding the foregoing, if no Event of Default exists, then upon the request of any Debtor the Secured Party shall deliver any Chattel Paper or Instrument in its possession to that Debtor if that Debtor requires possession in order to collect such Chattel Paper or Instrument. In the event that the aggregate face amount of such Chattel Paper and Instruments exceeds $500,000 individually or in the aggregate, the Debtors shall provide prompt written notice thereof to the Secured Party.
5.2    Documents. The perfection of the security interest granted in Section 2 above in Documents will, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless, after the Discharge of First Lien Obligations, the Secured Party has required that further actions are taken with respect to the perfection thereof), be effected solely by filing an appropriate financing statement under the applicable UCC so long as (a) the aggregate value of the goods covered by all such Documents does not exceed $500,000 and (b) the value of the goods covered by any individual Document does not exceed $500,000. In the event that the value of goods covered by such Documents exceeds $500,000 individually or in the aggregate, the Debtors shall provide prompt written notice thereof to the Secured Party.
5.3    Letter-of-Credit Rights. Subject to the Intercreditor Agreement, the perfection of the security interest granted in Letter-of-Credit Rights will be required only with respect to (a) solely following the occurrence of an Event of Default and after the Discharge of First Lien Obligations , upon request by the Secured Party, any individual Letter-of-Credit Right the face amount of which exceeds $2,500,000 and (b) any Letter-of-Credit Rights constituting Supporting Obligations. In the event that the face amount of any individual Letter of Credit Right exceeds $2,500,000 or that any Letter-of-Credit Rights constitute Supporting Obligations, the Debtors shall provide prompt written notice thereof to the Secured Party.
SECTION 6.
REMEDIAL PROVISIONS
During the existence of an Event of Default, the Secured Party may, at the Secured Party’s option, subject to the terms of the Intercreditor Agreement, exercise one or more of the remedies specified elsewhere in this Agreement or the following remedies:
6.1    General Interim Remedies.
(a)    To the extent permitted by Law, the Secured Party may exercise all the rights and remedies of a secured party under the UCC.

Exhibit 10.2
(b)    The Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.
(c)    The Secured Party may require any Debtor to promptly assemble any tangible Collateral of such Debtor and make it available to the Secured Party at a place to be designated by the Secured Party. The Secured Party may occupy any premises owned or leased by any Debtor where the Collateral is assembled for a reasonable period in order to effectuate the Secured Party’s rights and remedies hereunder or under law, without obligation to any Debtor with respect to such occupation.
6.2    Receivables, Chattel Paper, Instruments and Payment Intangibles. The Secured Party shall have the right at any time during the existence of an Event of Default, and after the Discharge of First Lien Obligations, to take any of the following actions, in the Secured Party’s own name or in the name of the applicable Debtor: compromise or extend the time for payment of any payments due with respect to any Instrument or Chattel Paper upon such terms as the Secured Party may reasonably determine; endorse the name of the applicable Debtor on checks, instruments, or other evidences of payment with respect to any such Collateral; make written or verbal requests for verification of amount owing on any such Collateral from the maker thereof or obligor thereunder; open mail addressed to such Debtor which the Secured Party reasonably believes relates to any such Collateral and, to the extent of checks or other payments with respect to any such Collateral, dispose of same in accordance with this Agreement; take action in the Secured Party’s name or the applicable Debtor’s name, to enforce collection; and take all other action necessary to carry out this Agreement and give effect to the Secured Party’s rights hereunder. Costs and expenses incurred by the Secured Party in collection and enforcement of amounts owed under any Contracts or otherwise with respect to the Receivables, Chattel Paper, Instruments and/or Payment Intangibles, including attorneys’ fees and out-of-pocket expenses, shall be reimbursed by the applicable Debtor to the Secured Party on demand.
6.3    Contracts. During the existence of an Event of Default, the Secured Party may, at its option, after the Discharge of First Lien Obligations, exercise one or more of the following remedies with respect to the Contracts that constitute Collateral:
(a)    (i) take any action permitted under Section 6.2 and (ii) in the place and stead of the applicable Debtor, exercise any other rights of such Debtor under the Contracts in accordance with the terms thereof. Without limitation of the foregoing, each Debtor agrees that under the foregoing circumstances, the Secured Party may give notices, consents and demands and make elections under the Contracts, modify or waive the terms of the Contracts and enforce the Contracts, in each case, to the same extent and on the same terms as such Debtor might have done in accordance with the terms of such Contracts and applicable Law. It is understood and agreed that notwithstanding the exercise of such rights and/or the taking of such actions by the Secured Party, such Debtor shall remain liable for performance of its obligations under the Contracts; and
(b)    upon receipt by the Secured Party of notice from any counterparty to any Contract of such Person’s intent to terminate such Contract, the Secured Party shall be entitled to (i) cure or cause to be cured the condition giving rise to such Person’s right of termination of such Contract, or (ii) acquire and assume (or assign and cause the assumption by a third party of) the rights and obligations of the applicable Debtor under such Contract.
6.4    Foreclosure
(a)    Subject to the Intercreditor Agreement, the Secured Party may foreclose on the Collateral in any manner permitted by the courts of or in the State of New York or the jurisdiction in which any Collateral is located. If the Secured Party should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Secured Party may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.
(b)    To the extent permitted by law and subject to the Intercreditor Agreement, the Secured Party may exercise all the foreclosure rights and remedies of a secured party under the UCC. In connection therewith, the Secured Party may sell any Collateral at public or private sale, at the office of the Secured Party or elsewhere, for cash or credit and upon such other terms as the Secured Party deems commercially reasonable. The Secured Party may sell any Collateral at one or more sales, and the security interest granted hereunder shall remain in effect as to the unsold portion of the Collateral. Each Debtor agrees that to the extent permitted by Law such sales may be made without notice. If notice is required by Law, each Debtor hereby deems ten days advance notice of the time and place of any

Exhibit 10.2
public or private sale reasonable notification, recognizing that if any portion of the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any sale by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned. In the event that any sale hereunder is not completed or is defective in the opinion of the Secured Party, the Secured Party shall have the right to cause subsequent sales to be made hereunder. Any statements of fact or other recitals made in any bill of sale, assignment, or other document representing any sale hereunder, including statements relating to the occurrence of an Event of Default, acceleration of the Secured Obligations, notice of the sale, the time, place, and terms of the sale, and other actions taken by the Secured Party in relation to the sale may be conclusively relied upon by the purchaser at any sale hereunder. The Secured Party may delegate to any agent the performance of any acts in connection with any sale hereunder, including the sending of notices and the conduct of the sale.
6.5    Application of Proceeds. Unless otherwise specified herein, subject to the Intercreditor Agreement, any cash proceeds received by the Secured Party from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Secured Party hereunder may be, at the reasonable discretion of the Secured Party applied to the Secured Obligations.
Any surplus cash collateral or cash proceeds held by the Secured Party after payment in full of the Secured Obligations and the termination of any commitments of the Secured Party to any Debtor shall be paid over to such Debtor or to whomever may be lawfully entitled to receive such surplus.
6.6    Waiver of Certain Rights. To the full extent each Debtor may do so, such Debtor shall not insist upon, plead, claim, or take advantage of any Law providing for any appraisement, valuation, stay, extension, or redemption, and such Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of such Debtor, including the Collateral of such Debtor, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Such Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Secured Party under the terms of this Agreement.
6.7    Remedies Cumulative. The Secured Party’s remedies under this Agreement and the Loan Documents to which any Debtor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which any Debtor is a party shall act as a waiver of the Secured Party’s rights hereunder.
6.8    Reinstatement. The obligations of each Debtor under this Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Debtor or any other obligor or otherwise, all as though such payment had not been made.
SECTION 7.
MISCELLANEOUS
7.1    Amendments. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 22 of the Note.
7.2    Notices. All notices, requests and demands to or upon the Secured Party hereunder shall be in writing and effected in the manner provided for in Section 24 of the Note.
7.3    No Waiver by Course of Conduct; Cumulative Remedies; No Duty. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion. The rights and remedies provided herein and in the other Loan Documents are cumulative, may be exercised singly or concurrently, and are not exclusive of any other rights or remedies provided by Law. The powers conferred on Secured Party under this Agreement are solely to protect Secured Party’s rights under this Agreement and shall not impose any duty upon it to exercise any such powers. Except

Exhibit 10.2
as elsewhere provided hereunder, Secured Party shall have no duty as to any of the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.
7.4    Enforcement Expenses; Indemnification.
(a)    Each Debtor agrees to pay, or reimburse the Secured Party, all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, exercise, or preservation of any rights or remedies under this Agreement or the other Loan Documents to which such Debtor is a party (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including fees, charges and disbursements of one primary counsel for the Secured Party and, to the extent necessary, of one special counsel retained by the Secured Party in each relevant specialty and of one local counsel retained by the Secured Party in each relevant jurisdiction.
(b)    Each Debtor agrees to pay, and to indemnify and hold the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    Each Debtor hereby agrees to indemnify the Indemnitees, as, and to the extent set forth in Section 15 of the Note.
(d)    All amounts due under this Section 7.4 shall be payable upon demand therefor. The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Note and the other Loan Documents.
7.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Debtor and shall inure to the benefit of the Secured Party and its successors and assigns; provided that no Debtor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.
7.6    [Reserved].
7.7    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
7.8    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
7.9    Section Headings. The Section headings used in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.
7.10    Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
7.11    GOVERNING LAW ETC.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT

Exhibit 10.2
REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
(b)    SUBMISSION TO JURISDICTION. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
7.12    Additional Debtors. Each Subsidiary of the Borrower that is required to execute and deliver to the ABL Agent a security agreement supplement and/or other security and pledge agreements pursuant to the terms of Section 6.12 of the ABL Credit Agreement after the date hereof shall become a Debtor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an instrument in the form of Annex I hereto.
7.13    Termination; Releases.
(a)    This Agreement and the security interest created hereby shall terminate upon termination of the [Commitments] and payment in full of all Secured Obligations (other than contingent indemnification obligations), at which time the Secured Party shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all UCC termination statements and similar documents which the Debtors shall reasonably request from time to time to evidence such termination, and, at the Debtors’ expense, the Secured Party shall return to the Debtors any Collateral then in its possession. Any

Exhibit 10.2
execution and delivery of termination statements or documents pursuant to this Section 7.13(a) shall be without recourse to or warranty by the Secured Party.
(b)    Any Debtor other than the Borrower shall automatically be released from its obligations hereunder and the security interest granted hereby in the Collateral of such Debtor shall be automatically released in the event that all the Equity Interests of such Debtor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party or a Subsidiary of a Loan Party in a transaction permitted by the Note. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Debtor in a transaction permitted by the Note, the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided, however, that such security interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Secured Party shall deliver to the Debtors any Collateral then in its possession and shall execute and deliver to the Debtors or the Debtors’ designee, at the Debtors’ expense, all UCC termination statements and similar documents that the Debtors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.13(b) shall be without recourse to or warranty by the Secured Party.
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Collateral may be released from the Lien and security interest created by the Collateral Documents to secure the Loans and obligations under the Note and the other Loan Documents at any time or from time to time in accordance with the provisions of the Intercreditor Agreement.
(d)    Each Debtor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Secured Party subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.
7.14    Intercreditor Agreement. Notwithstanding anything to the contrary, (a) the Liens and security interests granted to the Secured Party pursuant to this Agreement are expressly subject to the Intercreditor Agreement and (b) the exercise of any right and remedy by the Secured Party hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.

[Signature pages follow.]

Exhibit 10.2

EXECUTED as of the date first above written.

ASCRIBE III INVESTMENTS LLC,
as Secured Party

By:	/s/ Lawrence First
Name:	Lawrence First
Title:	Managing Director

1

Exhibit 10.2

BASIC ENERGY SERVICES GP, LLC
BASIC ENERGY SERVICES LP, LLC
BASIC ESA, INC.
SCH Disposal, L.L.C.
TAYLOR INDUSTRIES, LLC
AGUA LIBRE HOLDCO LLC
AGUA LIBRE ASSET CO LLC
AGUA LIBRE MIDSTREAM LLC
C&J WELL SERVICES, INC.
INDIGO INJECTION #3, LLC
KVS TRANSPORTATION, INC.

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Office

BASIC ENERGY SERVICES, L.P.

By:	BASIC ENERGY SERVICES GP, LLC,
its General Partner

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President and Chief Executive Office

2

Exhibit 10.2
SCHEDULE 3.3

ORGANIZATION & LOCATION INFORMATION

Omitted.
3

Exhibit 10.2
SCHEDULE 3.4

CERTAIN COLLATERAL

Omitted.
4

Exhibit 10.2
SCHEDULE 3.5

PLEDGED INSTRUMENTS

Omitted.
5

Exhibit 10.2
SCHEDULE 3.7

BANK ACCOUNTS

Omitted.

Exhibit 10.2
Annex I to the
Second Lien Security Agreement
This SUPPLEMENT NO. [ ] dated as of [ ] (this “Supplement”), is delivered in connection with (a) that certain Second Lien Security Agreement dated as of October 15, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Basic Energy Services, Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower (such subsidiaries together with the Borrower, the “Debtors”) and Ascribe III Investments LLC, a Delaware limited liability company (the “Secured Party”) and (b) that certain Second Lien Delayed Draw Promissory Note dated as of October 15, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time,, the “Note”), among the Borrower, the Debtors and the Secured Party.
A.    Pursuant to the Note, the Guarantors have agreed to guarantee, among other things, the full payment and performance of all of the Borrower’s obligations under the Note.
B.    The Debtors have entered into the Security Agreement as a condition precedent to the effectiveness of the Note or the amendment thereof. Section 7.12 of the Security Agreement and Section 9 of the Note provides that additional Subsidiaries of the Borrower may become Debtors under the Security Agreement and Guarantors under the Note by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Debtor”) is executing this Supplement in accordance with the requirements of the Note to become a Debtor under the Security Agreement and a Guarantor under the Note.
C.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Note.
Accordingly, the New Debtor agrees as follows:
SECTION 1.    In accordance with Section 7.12 of the Security Agreement, the New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct in all material respects on and as of the date hereof. The Schedules to the Security Agreement are hereby supplemented by the Schedules attached hereto with respect to the New Debtor. In furtherance of the foregoing, the New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Secured Party a security interest in and lien on all of the New Debtor’s right, title and interest in and to the Collateral of the New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtor.
SECTION 2.    In accordance with Section 9 of the Note, the New Debtor by its signature below becomes a Guarantor under the Note with the same force and effect as if originally named therein as a Guarantor, and the New Debtor hereby (a) agrees to all the terms and provisions of the Note applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Note shall be deemed to include the New Debtor.
SECTION 3.    The New Debtor represents and warrants to the Secured Party that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
SECTION 4.    This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State
Annex I to Second Lien Security Agreement

Exhibit 10.2
Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 5.    Except as expressly supplemented hereby, the Security Agreement and the Note shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
SECTION 7.    All communications and notices to the New Debtor under the Security Agreement or the Note shall be in writing and given as provided in Section 24 of the Note to the address for the New Debtor set forth under its signature below.
SECTION 8.    The New Debtor agrees to reimburse the Secured Party for its reasonable out of-pocket expenses in connection with this Supplement, including the reasonable out-of-pocket fees and disbursements of counsel for the Secured Party.
Annex I to Second Lien Security Agreement

Exhibit 10.2
IN WITNESS WHEREOF, the New Debtor has duly executed this Supplement as of the day and year first above written.

[Name of New Debtor],

By:
Name:
Title:
Address:

ASCRIBE III INVESTMENTS LLC, as Secured Party

By:
Name:
Title:
Address:

Annex I to Second Lien Security Agreement

Exhibit 10.2
Supplemental Schedules
to the Security Agreement

Annex I to Second Lien Security Agreement